UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2007

ClearPoint Business Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51200	98-0434371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Manor Drive, Suite 110, Chalfont, PA	18914
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 997-7710

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 5, 2007, ClearPoint Business Resources, Inc. (“ClearPoint”) issued a press release reporting its results for the fourth quarter and fiscal year ended December 31, 2006. A copy of this press release is attached hereto as Exhibit 99.3 and incorporated by reference herein. For more information regarding Clearpoint’s results for the fourth quarter and fiscal year ended December 31, 2006, see Management’s Discussion and Analysis of Financial Condition and Results of Operations and Consolidated Financial Statements for the years ended December 31, 2006, 2005 and 2004, respectively, attached hereto as Exhibits 99.1 and 99.2, respectively, which are incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2006, ClearPoint granted options to purchase: (i) 30,000 shares of common stock of ClearPoint (“Common Stock”) to each of Michael Traina, Chief Executive Officer of ClearPoint, and Chris Ferguson, President and Secretary of ClearPoint; (ii) 140,000 shares of Common Stock to Kurt Braun, Chief Financial Officer and Treasurer of ClearPoint; and (iii) 50,000 shares of Common Stock to J. Todd Warner, Chief Operating Officer of ClearPoint. The options were granted at the exercise price of $6.10 per share, are immediately exercisable and terminate on March 29, 2010.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Consolidated Financial Statements for the Years Ended December 31, 2006, 2005 and 2004

99.3	Press Release issued on April 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2007

CLEARPOINT BUSINESS RESOURCES, INC.

By:	/s/ Christopher Ferguson
Name:	Christopher Ferguson
Title:	President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Consolidated Financial Statements for the Years Ended December 31, 2006, 2005 and 2004

99.3	Press Release issued on April 5, 2007